[PERCEPTRON LOGO]
47827 Halyard Drive                                                 EXHIBIT 99.1
Plymouth, Michigan 48170
Phone 734-414-6100 o Fax 734-414-4700

CONTACT: John J. Garber
Vice President & CFO
(734) 414-6100

         PERCEPTRON ANNOUNCES THIRD QUARTER RESULTS FOR FISCAL YEAR 2003


PLYMOUTH, MICHIGAN, MAY 8, 2003 - PERCEPTRON, INC. (NASDAQ: PRCP) today announced sales of $16.0 million and net income of $809,000, or $0.10 per share, for the third quarter ended March 31, 2003, compared with sales from continuing operations of $9.8 million and a loss from continuing operations of $220,000, or $0.03 per share, for the quarter ended March 31, 2002. For the nine-month period ended March 31, 2003 the Company reported sales of $39.5 and net income of $2.2 million or $0.27 per share, compared with sales from continuing operations of $33.4 million and income from continuing operations of $659,000, or $0.08 per share, for the same period one year ago.

Results for this quarter included a $2.4 million pre-tax charge for an arbitration award against Perceptron B.V., a wholly-owned subsidiary of the Company, that was previously disclosed in a press release on February 25, 2003. Excluding this charge, the Company would have reported net income for the third quarter of $2.4 million, or $0.28 per share, and net income for the nine-month period of $3.8 million, or $0.46 per share. See the attached financial tables for a reconciliation of this non-GAAP financial measure to the Company's net income for the periods presented.

Sales during the quarter were approximately $6.1 million, or 62%, better than one year ago primarily due to the high level of AutoGauge systems sales in Europe compared with one year ago. Sales in Europe benefited from several new vehicle tooling programs and the strength of the Euro against the dollar compared with the same quarter one year ago. Gross profit this quarter was $9.3 million, or 58% of sales, compared to $4.2 million, or 43% of sales one year ago. The improvement was primarily due to incremental gross profit related to the strengthening Euro that yielded higher gross margins in Europe, revenue recognition related to customer progress billings with nominal associated costs, and favorable fixed overhead absorption on the higher level of sales.

The Company reported new order bookings of $14.0 million during the third quarter compared with new order bookings of $17.0 million in the second quarter of fiscal 2003 and $9.0 million for the quarter ended March 31, 2002. The high level of bookings for the second and third quarters of fiscal year 2003 primarily reflected orders for AutoGauge systems related to new vehicle tooling programs. The Company's backlog was $18.6 million as of March 31, 2003 compared with $20.5 million as of December 31, 2002. In the near term the Company expects new orders for its core product lines to return to more normal levels consistent with the current economic climate.

Alfred A. Pease, chairman, president and chief executive officer, commented, "We were very pleased with our operating results and the relatively high level of new orders received during the quarter. Our balance sheet is strong. Shareholders' equity rose to $42.7 million, or $5.14 per share, as of March 31, 2003."

Perceptron, Inc. will hold a conference call/webcast chaired by Alfred A. Pease, President & CEO today at 10:00 a.m. (EST). Investors can access the call at http://www.firstcallevents.com/service/ajwz380454703gf12.html. If you are unable to participate during the live webcast, the call will be digitally rebroadcast for seven days, beginning at 12:00 PM today and running until 12:00 PM on Thursday, May 15, 2003. You can access the rebroadcast by dialing 800 428-6051 (domestic callers) or 973 709-2089 (international callers) and entering the passcode of 291336.

A replay of the call will also be available in the "Company-News" section of the Company's website at www.perceptron.com for approximately 90 days following the call. Thereafter, statistical and financial information presented in the call will be available on the Company's website at www.perceptron.com in the Company's Form 10-Q for the third quarter of fiscal year 2003 or in a separate report, both of which can be found under the "Company-Financials" section of the website.

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

About Perceptron

Perceptron produces information-based process improvement solutions for industry as well as technology components for non-contact measurement and inspection applications. Automotive and manufacturing companies throughout the world rely on Perceptron's process management solutions to help them improve quality, shorten product launch times and reduce overall manufacturing costs. Headquartered in Plymouth, Michigan, Perceptron has approximately 215 employees worldwide, with facilities in the United States, Germany, Netherlands, France, Brazil, and Japan. For more information, please visit www.perceptron.com

Safe Harbor Statement

Certain statements in this press release may be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, including the Company's expectation as to fiscal 2003 and 2004 and future revenue, order booking levels and earnings levels. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. Actual results could differ materially from those in the forward-looking statements due to a number of uncertainties in addition to those set forth in the press release, including, but not limited to, the dependence of the Company's revenue on a number of sizable orders from a small number of customers, the timing of orders and shipments which can cause the Company to experience significant fluctuations in its quarterly and annual revenue and operating results, timely receipt of required supplies and components which could result in delays in anticipated shipments, general product demand and market acceptance risks, the ability of the Company to successfully compete with alternative and similar technologies, the timing and continuation of the Automotive industry's retooling programs, the ability of the Company to resolve technical issues inherent in the development of new products and technologies, the ability of the Company to identify and satisfy market needs, general product development and commercialization difficulties, the ability of the Company to attract and retain key personnel, especially technical personnel, the quality and cost of competitive products already in existence or developed in the future, the level of interest existing and potential new customers may have in new products and technologies generally, rapid or unexpected technological changes, the effect of economic conditions, particularly economic conditions in the domestic and worldwide Automotive industry, which has from time to time been subject to cyclical downturns due to the level of demand for, or supply of, the products produced by companies in this industry, and the impact of cost reduction initiatives on the Company's revenues, order bookings and earnings. The Company's expectations regarding future bookings and revenues are based upon oral discussions with customers and are subject to change based upon a wide variety of factors, including economic conditions and system implementation delays. Certain of these new orders have been delayed in the past and could be delayed in the future. Because the Company's products are typically integrated into larger systems or lines, the timing of new orders is dependent on the timing of completion of the overall system or line. In addition, because the Company's products have shorter lead times than other components and are required later in the process, orders for the Company's products tend to be given later in the integration process.






















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
                                PERCEPTRON, INC.
                             SELECTED FINANCIAL DATA
                     (In Thousands Except Per Share Amounts)
                                   (Unaudited)


CONDENSED INCOME STATEMENTS                                          THREE MONTHS ENDED       NINE MONTHS ENDED
                                                                          MARCH 31,               MARCH 31,
                                                                      2003        2002        2003        2002
                                                                    --------    --------    --------    --------
Net Sales                                                           $ 15,967    $  9,846    $ 39,495    $ 33,400
Cost of Sales                                                          6,677       5,660      18,699      18,487
                                                                    --------    --------    --------    --------
      Gross Profit                                                     9,290       4,186      20,796      14,913
Selling, General and Administrative Expense                            3,095       2,800       8,937       8,413
Engineering, Research and Development Expense                          1,597       1,652       4,631       5,129
Restructuring Charge                                                      --         251          --         251
                                                                    --------    --------    --------    --------
      Operating Income (Loss)                                          4,598        (517)      7,228       1,120
Interest Income (Expense), net                                            22         (83)        (46)       (370)
Arbitration Charge (Note 1)                                           (2,370)         --      (2,370)         --
Foreign Currency and Other                                                61          (4)         (8)       (177)
                                                                    --------    --------    --------    --------
Income (Loss) Before Income Taxes                                      2,311        (604)      4,804         573
Income Tax Expense (Benefit)                                           1,502        (384)      2,573         (86)
                                                                    --------    --------    --------    --------
Income (Loss) from Continuing Operations                                 809        (220)      2,231         659
Net Loss from Discontinued Operations (Note 2)                            --      (1,286)         --      (3,236)
Net Loss on Sale of Forest Products Business Unit (Note 2)                --      (1,408)         --      (1,408)
                                                                    --------    --------    --------    --------
Net Income (Loss)                                                   $    809    $ (2,914)   $  2,231    $ (3,985)
                                                                    ========    ========    ========    ========

Earnings (Loss) Per Share From Continuing Operations
           Basic                                                    $   0.10      ($0.03)   $   0.27    $   0.08
           Diluted                                                  $   0.09      ($0.03)   $   0.26    $   0.08
Earnings (Loss) Per Share
           Basic                                                    $   0.10      ($0.35)   $   0.27      ($0.49)
           Diluted                                                  $   0.09      ($0.35)   $   0.26      ($0.49)

Weighted Average Common Shares Outstanding
           Basic                                                       8,309       8,232       8,269       8,201
           Diluted                                                     8,689       8,232       8,434       8,202



Note 1: In February 2003, Perceptron received notice of an arbitration damage award against its wholly-owned subsidiary. The arbitration arose out of the 1997 termination by Perceptron B.V. of distributor contracts with Speroni, S.p.A.
Note 2: In March 2002, Perceptron sold its Forest Products business unit.

                                PERCEPTRON, INC.
                             SELECTED FINANCIAL DATA
                     (In Thousands Except Per Share Amounts)
                                   (Unaudited)


RECONCILIATION OF NET INCOME TO NET INCOME, EXCLUDING ARBITRATION CHARGE

                                                                           THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                             MARCH 31, 2003                   MARCH 31, 2003
                                                                      -----------------------------    -----------------------------
                                                                                         EARNINGS                         EARNINGS
                                                                                        PER SHARE                        PER SHARE
                                                                         INCOME           BASIC           INCOME           BASIC
                                                                      -------------    ------------    -------------    ------------
Net Income, as reported in accordance with generally
  accepted accounting principles ("GAAP")                             $        809     $      0.10     $      2,231     $      0.27

Plus:  Pre-tax arbitration charge                                            2,370                            2,370
Less:  Tax benefits associated with arbitration charge                        (818)                            (818)
                                                                      -------------                    -------------
Arbitration Charge, net of taxes                                             1,552            0.18            1,552            0.19
                                                                      -------------                    -------------

                                                                      -------------    ------------    -------------    ------------
Net Income, excluding arbitration charge (Note 3)                     $      2,361     $      0.28     $      3,783     $      0.46
                                                                      =============    ============    =============    ============

Basic Weighted Average Common Shares Outstanding                                             8,309                            8,269


Note 3: Net Income, excluding arbitration charge, is a non-GAAP financial measure, as defined in Regulation G of the rules of the Securities and Exchange Commission. This measure excludes the financial impact of an arbitration charge incurred in the third quarter ended March 31, 2003 from the calculation of net income because it is a highly variable amount that will have a substantial impact on the Company's reported net income for only a limited period of time. Management believes that the presentation of this measure provides useful information to investors because it permits investors to more easily evaluate the Company's operations in the current quarter and nine-month periods in relation to the same periods in the prior year. Management uses this measure internally for evaluation of the performance of the business. Investors should consider this non-GAAP financial measure as a supplement to, not as a substitute for, net income as reported in accordance with GAAP.


CONDENSED BALANCE SHEETS                                                                 MARCH 31,        JUNE 30,
                                                                                           2003             2002
                                                                                       ------------    -------------
Cash and Cash Equivalents                                                              $     9,114     $      8,143
Other Current Assets                                                                        32,599           31,123
Property and Equipment, Net                                                                  8,226            8,483
Other Non-Current Assets, Net                                                                5,872            6,944
                                                                                       ------------    -------------
           Total Assets                                                                $    55,811     $     54,693
                                                                                       ============    =============

Current Liabilities                                                                    $    13,123     $     14,442
Long-term Debt                                                                                   -            1,040
Shareholders' Equity                                                                        42,688           39,211
                                                                                       ------------    -------------
           Total Liabilities and Shareholders' Equity                                  $    55,811     $     54,693
                                                                                       ============    =============





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